Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE

CONTACT: John Robison

(309) 693-5846
John.Robison@rlicorp.com
www.rlicorp.com

RLI reports first quarter results

PEORIA, ILLINOIS, April 20, 2009 – RLI Corp. (NYSE: RLI) – RLI Corp. reported first quarter 2009 operating earnings of $22.5 million ($1.03 per share), compared to $23.0 million ($1.03 per share) from the first quarter of 2008.

	First Quarter
Earnings Per Diluted Share	2009	2008
Operating earnings	$1.03	$1.03
Net earnings (loss)	$(0.08)	$1.14

Highlights for the quarter included:

•                  Operating earnings of $22.5 million ($1.03 per share).

•                  Underwriting income of $15.2 million.

•                  Combined ratio of 87.9.

•                  Book value per share of $32.93.

•                  $6.6 million pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                  Net realized losses on investment securities of $33.5 million pretax, primarily from other-than-temporary impairment charges.

“In this environment, we had another excellent underwriting result,” said RLI Corp. President & CEO Jonathan E. Michael. “Maintaining underwriting discipline in this market is of the utmost importance. Our underwriters have the experience and know-how to navigate through changing environments. Our investment in underwriting talent will serve us well as market conditions improve.”

Underwriting income increases

RLI achieved $15.2 million of underwriting income in the first quarter of 2009 on an 87.9 combined ratio, compared to $14.7 million of underwriting income on an 89.2 combined ratio in the same quarter for 2008.

Underwriting Income	First Quarter
(in millions)	2009	2008
Casualty	$6.0	$(0.6)
Property	6.2	12.4
Surety	3.0	2.9
Total	$15.2	$14.7

	First Quarter
Combined Ratio	2009	2008
Casualty	91.5	100.7
Property	83.4	67.3
Surety	83.3	81.9
Total	87.9	89.2

Other income

For the quarter, investment income declined 8.1% to $17.7 million. The investment portfolio’s total return was -0.5%. The bond portfolio gained 2.1% and the equity portfolio’s return was -14.3%. The decline in investment income is due to changes in asset allocation and a lower interest rate environment. Given the current economic environment and continued market volatility, we have reduced our equity exposures and are currently holding more short-term investments.

— more —

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $1.8 million for the quarter ($0.08 per share) compared to $6.6 million ($0.30 per share) for the same quarter in 2008.

During the quarter, equity in earnings of unconsolidated investee was $1.4 million compared to $2.2 million from the same period last year. These results are related to Maui Jim, Inc., a producer of premium sunglasses, which is affected by the slowdown in economic conditions and the ensuing effect on consumer discretionary spending.

Other news

The company paid a first quarter cash dividend of $0.26 per share on April 15, 2009, the same as in the prior quarter. RLI’s cumulative dividends, including this recent payment, are more than $184 million paid in 131 consecutive quarters. The company’s dividend yield would be 2.1% based on the $1.04 annualized dividend and today’s closing stock price of $49.51.

At 10 a.m. CDT tomorrow, April 21, 2009, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2008.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from office locations across the country. The company’s talented associates have delivered underwriting profits in 28 of the last 32 years, including the last 13. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact John Robison, Treasurer at (309) 693-5846 or at John.Robison@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items

	Operating Earnings Per Share
	2009	2008
	1st Qtr	1st Qtr
Operating Earnings Per Share	$1.03	$1.03

Specific items included in operating earnings per share: (1) (2)
• Gain from casualty prior years’ reserve development	$0.29	—
• Loss from property prior years’ reserve development	$(0.10)	—
• Gain from development on 2008 hurricanes	$0.01	—

(1)	Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.
(2)	Reserve developments reflect revisions for previously estimated losses.

RLI CORP.

2009 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$125,682	$135,965	-7.6%
Net investment income	17,703	19,258	-8.1%
Net realized investment gains (losses)	(33,528)	3,741
Consolidated revenue	109,857	158,964	-30.9%

Loss and settlement expenses	61,221	69,265	-11.6%
Policy acquisition costs	41,013	41,746	-1.8%
Other insurance expenses	8,262	10,290	-19.7%
Interest expense on debt	1,512	1,827	-17.2%
General corporate expenses	1,628	2,104	-22.6%
Total expenses	113,636	125,232	-9.3%

Equity in earnings of unconsolidated investee	1,398	2,229	-37.3%

Earnings (loss) before income taxes	(2,381)	35,961
Income tax expense (benefit)	(565)	10,502
Net Earnings (Loss)	$(1,816)	$25,459
Other comprehensive earnings (loss), net of tax	3,578	(18,826)
Comprehensive earnings	$1,762	$6,633	-73.4%

Operating Earnings:(1)
Net Earnings (Loss)	$(1,816)	$25,459
Less: Realized investment gains (losses) , net of tax	(24,269)	2,432
Operating earnings	$22,453	$23,027	-2.5%

Return on Equity:
Net earnings (trailing four quarters)	7.1%	21.7%
Comprehensive earnings (trailing four quarters)	-0.9%	18.0%

Per Share Data
Diluted:
Weighted average shares outstanding (in 000’s)	21,756	22,281

EPS from operations (1)	$1.03	$1.03	—
Realized gains (losses), net of tax	(1.11)	0.11
Net earnings (loss) per share	$(0.08)	$1.14
Comprehensive earnings per share	$0.08	$0.30	-73.3%

Cash dividends per share	$0.26	$0.23	13.0%

Net Cash Flow from Operations	$3,961	$48,085	-91.8%

(1)  See discussion of use of non-GAAP financial measures on page 2.

RLI CORP.

2009 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2009	2008	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income
(amortized cost - $1,291,255 at 3/31/09)
(amortized cost - $1,286,779 at 12/31/08)	$1,289,933	$1,274,056	1.2%
Equity securities
(cost - $164,243 at 3/31/09)
(cost - $251,283 at 12/31/08)	193,855	286,790	-32.4%
Short-term investments	180,687	97,982	84.4%
Total investments	1,664,475	1,658,828	0.3%

Premiums and reinsurance balances receivable	95,112	92,149	3.2%
Ceded unearned premiums	62,369	65,977	-5.5%
Reinsurance recoverable on unpaid losses	356,703	350,284	1.8%
Deferred acquisition costs	76,086	78,520	-3.1%
Property and equipment	20,786	21,565	-3.6%
Income taxes - deferred	21,489	24,141	-11.0%
Investment in unconsolidated investee	40,118	38,697	3.7%
Goodwill	26,214	26,214	—
Other assets	33,565	63,026	-46.7%
Total assets	$2,396,917	$2,419,401	-0.9%

Unpaid losses and settlement expenses	$1,174,598	$1,159,311	1.3%
Unearned premiums	318,776	335,170	-4.9%
Reinsurance balances payable	25,302	30,224	-16.3%
Long-term debt - bonds payable	100,000	100,000	—
Accrued expenses	18,894	32,894	-42.6%
Other liabilities	47,624	53,648	-11.2%
Total liabilities	1,685,194	1,711,247	-1.5%
Shareholders’ equity	711,723	708,154	0.5%
Total liabilities & shareholders’ equity	$2,396,917	$2,419,401	-0.9%

OTHER DATA
Common shares outstanding (in 000’s)	21,613	21,474
Book Value per share	$32.93	$32.98	-0.2%
Closing stock price per share	$50.20	$61.16	-17.9%
Statutory Surplus	$663,102	$678,041	-2.2%

RLI CORP.

2009 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

		GAAP		GAAP		GAAP		GAAP
Three Months Ended March 31,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2009
Gross premiums written	$79,872		$48,005		$20,560		$148,437
Net premiums written	61,306		34,548		17,043		112,897
Net premiums earned	70,690		37,192		17,800		125,682
Net loss & settlement expenses	42,407	60.0%	15,349	41.3%	3,465	19.5%	61,221	48.7%
Net operating expenses	22,280	31.5%	15,643	42.1%	11,352	63.8%	49,275	39.2%
Underwriting income	$6,003	91.5%	$6,200	83.4%	$2,983	83.3%	$15,186	87.9%

2008
Gross premiums written	$101,016		$41,993		$18,014		$161,023
Net premiums written	75,893		28,177		16,819		120,889
Net premiums earned	82,000		37,786		16,179		135,965
Net loss & settlement expenses	57,098	69.6%	9,506	25.2%	2,661	16.4%	69,265	50.9%
Net operating expenses	25,537	31.1%	15,901	42.1%	10,598	65.5%	52,036	38.3%
Underwriting income (loss)	$(635)	100.7%	$12,379	67.3%	$2,920	81.9%	$14,664	89.2%